UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 East 1st Avenue Scottsdale, Arizona		85251-4304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange
Preferred Stock Purchase Rights	__	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 29, 2022, the Human Resources Committee (the “Committee”) of the Board of Directors of Viad Corp (the “Company”) approved a grant of 65,000 performance-based restricted stock units (at target) (the “PRSUs”) to David Barry, President of Pursuit, pursuant to the 2017 Viad Corp Omnibus Incentive Plan (the “Plan”) and a PRSU award agreement thereunder (the “PRSU Agreement”). Concurrently, the performance options to purchase 150,000 shares of the Company’s common stock previously granted to Mr. Barry in August 2020 were cancelled.

The PRSUs will vest in two equal tranches based on Pursuit’s achievement of specified EBITDA targets in 2022 and 2023, and subject to Mr. Barry’s ongoing employment with the Company through December 31, 2023. Up to 150% of the target PRSUs awarded may be earned, on a scaled basis, based on Pursuit’s EBITDA performance.

In the event of a termination of Mr. Barry’s employment without cause, for good reason, or due to death or disability (each as defined in the PRSU Agreement), the PRSUs will generally be treated as follows: (i) for a termination without cause or for good reason in 2022, a prorated portion of the PRSUs that could be earned with respect to 2022 performance will vest at target, and the remaining PRSUs will be forfeited, (ii) for a termination without cause or for good reason in 2023, the PRSUs that could be earned with respect to 2022 performance will vest based on actual performance, and a prorated portion of the PRSUs that could be earned with respect to 2023 performance will vest at target, (iii) for a termination due to death or disability in 2022, 100% of the target PRSUs will vest, and (iv) for a termination due to death or disability in 2023, the PRSUs that could be earned with respect to 2022 performance will vest based on actual performance, and the PRSUs that could be earned with respect to 2023 performance will vest at 100% of target.

In the event of a change in control (as defined in the Plan), the PRSUs will generally be treated as follows: (i) for a change in control occurring in 2022, (x) if the award is assumed or replaced, the PRSUs will remain outstanding and eligible to vest based on actual performance and subject to Mr. Barry’s continued employment with the Company through December 31, 2023, vesting at 100% of target if Mr. Barry’s employment is subsequently terminated without cause or for good reason, and (y) if the award is not assumed or replaced, 100% of the target PRSUs will vest, and (ii) for a change in control occurring in 2023, (x) if the award is assumed or replaced, the PRSUs that could be earned with respect to 2022 performance will vest based on actual performance and the PRSUs that could be earned with respect to 2023 performance will remain outstanding and eligible to vest based on actual performance and subject to Mr. Barry’s continued employment with the Company through December 31, 2023, vesting at 100% of target if Mr. Barry’s employment is subsequently terminated without cause or for good reason, and (y) if the award is not assumed or replaced, the PRSUs that could be earned with respect to 2022 performance will vest based on actual performance and the PRSUs that could be earned with respect to 2023 performance will vest at 100% of target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp
(Registrant)

Date: March 30, 2022	By	/s/ Derek P. Linde
	Name:	Derek P. Linde
	Title:	Chief Operating Officer, General Counsel & Corporate Secretary